UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2009

OPTELECOM-NKF, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-8828	52-1010850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 Cloverleaf Center Drive, Germantown, Maryland		20874
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code:  (301) 444-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On July 21, 2009, Optelecom-NKF, Inc. (the “Company”) and its subsidiaries entered into a Second Amendment (the “Amendment”) to the Amended and Restated Financing and Security Agreement (the “Financing Agreement”) with Manufacturers and Traders Trust Company, a New York State banking corporation (“M&T”).  Pursuant to the Amendment, M&T agreed to extend the term of the revolving credit facilities available to the Company and its Dutch holding company until December 31, 2009 and also agreed to extend the period under the Financing Agreement for the Company to extend or refinance certain subordinated debt of the Company to December 31, 2009.  Additionally, the parties agreed to certain changes in the determination of the borrowing base and interest rates, and in the financial covenants, under the Financing Agreement.

This summary of the terms of the Amendment is qualified in its entirety by the text of the Amendment, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

10.1                           Second Amendment to Amended and Restated Financing and Security Agreement dated July 1, 2009 by and among Optelecom-NKF, Inc., the subsidiaries of Optelecom-NKF, Inc. and Manufacturers and Traders Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTELECOM-NKF, INC.

	By:	/s/ Edmund Ludwig
Edmund Ludwig
Chief Executive Officer

Date: July 22, 2009

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

OPTELECOM-NKF, INC.

EXHIBIT INDEX TO FORM 8-K

Exhibit No.	Item

Exhibit 10.1

Second Amendment to Amended and Restated Financing and Security Agreement dated July 1, 2009 by and among Optelecom-NKF, Inc., the subsidiaries of Optelecom-NKF, Inc. and Manufacturers and Traders Trust Company.